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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
netGuru, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-29747, 333-72095 and 333-84184) on Form S-8 and in the Registration
Statements (Nos. 333-100651, 333-40564, 333-94921, 333-88887 and 333-84940) on
Form S-3 of netGuru, Inc. of our report dated June 9, 2003, except as to the second paragraph of Note 4 and Note 12, which are as of July 10, 2003, relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the two-year period ended March 31, 2003, which report appears in the March 31, 2003 annual report on Form 10-KSB of netGuru, Inc.

Our report dated June 9, 2003, except as to the second paragraph of Note 4 and
Note 12, which are as of July 10, 2003, contains an explanatory paragraph indicating that effective April 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

                                                              /s/ KPMG LLP
Costa Mesa, California
July 15, 2003